UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 13, 2010

DECISIONPOINT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-144279	74-3209480
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19655 Descartes, Foothill Ranch, CA  92610-2609
 (Address of principal executive offices) (Zip code)

(949) 465-0065
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2010, the Board of Directors of DecisionPoint Systems, Inc. (the “Company”) elected Robert M. Chaiken to the Board of Directors.  Mr. Chaiken is the President and Chief Financial Officer of Adelman Travel Group, a privately-held travel management company.

The Board of Directors appointed Mr. Chaiken to its Audit Committee and Compensation Committee.  The Board of Directors has determined that Mr. Chaiken qualifies as audit committee financial expert under the listing requirements of the NASDAQ Capital Market and has determined that he is independent of the Company based on the NASDAQ Capital Market’s definition of “independence.”

Mr. Chaiken will be entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company, equal to $1,000 each month.  There is no arrangement or understanding between Mr. Chaiken and any other persons pursuant to which Mr. Chaiken was selected as a director, and there are no related party transactions involving Mr. Chaiken that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECISIONPOINT SYSTEMS, INC.

Dated: December 14, 2010	By:	/s/ Nicholas Toms
Name: Nicholas R. Toms
Title: Chief Executive Officer